Amendment To Distribution Agreement

This Amendment, entered into as of July 16, 2015 (the “Execution Date”) and effective as of July 29, 2015 (the “Effective Date”), to the Distribution Agreement (“Agreement”), by and between Brown Capital Management Mutual Funds (formerly known as Nottingham Investment Trust II), a Delaware statutory Trust (the “Trust”) and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”).

WHEREAS, the Trust and ALPS entered into a Distribution Agreement, dated as of November 1, 2011 (the “Agreement”), as in effect prior to giving effect to this Amendment; and

WHEREAS, the Trust and Distributor wish to amend the provisions of the Agreement to reflect a revised APPENDIX A – LIST OF PORTFOLIOS.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.
Upon the Effective Date, the parties hereto agree to delete the current APPENDIX A – LIST OF PORTFOLIOS of the Agreement in its entirety and replace it with a new APPENDIX A – LIST OF PORTFOLIOS attached hereto and incorporated by reference herein.

2.
Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHERE OF, the parties have executed this Amendment as of the Execution Date.

BROWN CAPITAL MANAGEMENT MUTUAL FUNDS	ALPS DISTRIBUTORS, INC.

By: /s/ Robert L. Young III Name: Robert L. Young III Title: Vice President	By: /s/ Steve Price Name: Steve Price Title: SVP

APPENDIX A

LIST OF PORTFOLIOS

(Effective July 29, 2015)

     The Brown Capital Management Small Company Fund Investor Shares (BCSIX)
The Brown Capital Management Small Company Fund Institutional Shares (BCSSX)

     The Brown Capital Management International Equity Fund Investor Shares (BCIIX)
The Brown Capital Management International Equity Fund Institutional Shares (BCISX)

     The Brown Capital management Mid-Cap Fund Investor Shares (BCMSX)
The Brown Capital management Mid-Cap Fund Institutional Shares (BCMIX)

The Brown Capital Management International Small Company Fund Investor Shares (BCSVX)
The Brown Capital Management International Small Company Fund Institutional Shares (BCSFX)